SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2007, CompuCredit Corporation (the “Company”) agreed to repurchase an aggregate of 2,884,163 shares of its common stock from United Capital Markets Holdings, Inc., United Capital Markets, Inc., United Real Estate Ventures, Inc. and Selene Devaney in a privately negotiated transaction. The Company has placed the repurchased shares in treasury.

According to filings with the SEC, John Devaney may have been deemed to be the beneficial owner of these repurchased shares. Mr. Devaney is the CEO and, indirectly, sole shareholder of United Capital Asset Management LLC (“UCAM”). On September 1, 2006, we entered into a Managed Account Agreement with UCAM, pursuant to which UCAM provides us investment advice and otherwise manages certain funds.

This share repurchase is part of the share repurchase program that the Company’s board of directors authorized in May 2006. Following this repurchase, the Company is authorized to repurchase 7,115,837 additional shares under its repurchase program.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: March 19, 2007	By:	/s/ J.Paul Whitehead, III
Name: J.Paul Whitehead, III Title: Chief Financial Officer